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                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of the 19th day of June, 2000, by and between NeoPharm, Inc., a Delaware corporation (the "Company"), and Unicorn Pharma Consulting, Inc., a North Carolina corporation ("Consulting Company") and its employee, Matthew P. Rogan, M.D. (the "Supervising Consultant" and with the Consulting Company, the "Consultant").

         In consideration of the mutual covenants, agreements and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

         (a) "BUSINESS" means the business of researching, developing, testing, licensing, manufacturing, distributing and marketing pharmaceutical products used in the treatment of cancer or any other business, operation, or commercial endeavor that is the same or reasonably similar thereto, including any business engaged in or conducted by the Company or its affiliates or subsidiaries at any time during the term of this Agreement.

         (b) "CONFIDENTIAL INFORMATION" means any information, observation, idea, patent, design, improvements, plan, invention, trade secret or data, in whatever form or medium, concerning the business or affairs of the Company, including, without limitation, products, processes, inventions (whether or not patentable or registrable under copyright or similar laws and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, specifications, data, know-how, products in development, investment opportunities, the identity of potential or actual collaborators, customers or suppliers, records, computer software (including data and related documentation), methods of operation, pricing and bid strategies, technical and research data, financial information, financing plans, business or marketing techniques, strategies, forecasts or developments, product or system ideas or designs, and other trade secrets; PROVIDED that "Confidential Information" shall not include any information which is in the public domain through no fault of Consulting Company or the Supervising Consultant.

2. ACKNOWLEDGMENTS.

         (a) As a condition to entering into this Agreement, Company requires the receipt and performance of the covenants described herein from Consulting Company and the Supervising Consultant, which covenants Consulting Company and the Supervising Consultant acknowledge and agree are fair and reasonable. Consulting Company and the Supervising Consultant acknowledge that: (i) the Confidential Information is highly confidential and valuable, and constitutes trade secrets, (ii) the Services rendered by the Consultant will be of a special character which have a unique value to the Company, (iii) the terms, provisions and restrictions contained in this Agreement are in addition to, and not in lieu of the Illinois Trade Secrets Act, as amended from time to time.


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         (b)  Consulting Company and the Supervising Consultant further acknowledge and agree that the Consulting Company and the Supervising Consultant will act as independent contractors in the performance and satisfaction of their duties and obligations under this Agreement. Accordingly, Consultant acknowledges and agrees to be responsible for the payment of all federal, state and local taxes arising out of or related to this Agreement and the Services (as defined below) to be provided by the Consultant.

3. DUTIES AND RESPONSIBILITIES OF CONSULTANT. The Consultant shall provide, principally through the Supervising Consultant, certain services to the Company ("Services") during the term of this Agreement. Such Services shall include, but are not limited to, those Services set forth on Schedule A. Such Services shall be performed in accordance with the highest standards, customs and ethical principles generally applicable to the provision of services such as the Services. The Consultant agrees that the Supervising Consultant shall dedicate a minimum of twenty-five (25) hours per week to providing the Services to the Company.

4. COMPENSATION. The Company shall pay to the Consulting Company Five Thousand Dollars ($5,000) per week for each full week of Services provided by the Consultant hereunder, but prorated for any portion of a week, as appropriate. In addition, the Company shall reimburse the Consultant for reasonable travel and other out-of-pocket expenses incurred in connection with the Services. The Company will also provide, without charge to the Consultant, such support facilities and office space at the Company's principal offices, as may be required, in the Company's reasonable judgment, to allow the Consultant to perform the Services. All fees paid hereunder shall be paid to the Consulting Company. The Consulting Company shall provide invoices to the Company for Services performed by the Consultant, and expenses incurred, on a monthly basis, with the exception, however, that an initial payment of $5,000 shall be paid by the Company to the Consulting Company upon execution of this Agreement, which advance payment shall be set off against amounts thereafter invoiced by the Consulting Company. The Company shall pay all invoices within thirty (30) days of receipt.

5. CONFLICTS OF INTEREST. The Consultant represents and warrants to the Company that the Consulting Company and the Supervising Consultant do not have any relationship with a third party which would represent a conflict of interest with the rendering of the Services or the performance of duties by the Consultant hereunder, prevent the Consultant from entering into or carrying out the terms of this Agreement, or present any opportunity for the disclosure of any Confidential Information of the Company. The Consultant represents and warrants to the Company that any information that the Consultant provides to the Company shall not be in violation of or in conflict with the Illinois Trade Secret Act.

6. RESTRICTIVE COVENANTS.

         (a) COVENANTS REGARDING CONFIDENTIAL INFORMATION. The Consultant covenants and agrees that, during the term of this Agreement and continuing thereafter, the Consulting Company and the Supervising Consultant shall hold all Confidential Information in the strictest confidence and shall not: (i) disclose or make use of the Confidential Information for any purpose whatsoever other than the performance of Services to the Company, or (ii) disclose to any person or entity or use for the Consultant's benefit or for the benefit of others, directly or


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indirectly, any Confidential Information. Upon the termination of this
Agreement, the Consultant shall cease use of and deliver to the Company all Confidential Information in the possession or control of the Consultant. Prior to disclosing any Confidential Information, pursuant to subclause (i) above, the Consultant shall (y) obtain the prior written authorization of the Company and
(z) cause the party to whom such disclosure is made to provide the Company with reasonable assurances (in form and substance satisfactory to the Company in its sole and absolute discretion) that it will not further disclose such Confidential Information without the Company's consent.

         (b) NON-SOLICITATION & NON-INTERFERENCE. The Consultant covenants and agrees that, except to the extent required to perform Services hereunder, during the term of this Agreement and for a period of one (1) year thereafter, the Consulting Company and the Supervising Consultant shall not: (i) persuade or attempt to persuade any consultant, supplier, customer or business associates of the Company to terminate or modify his or her or its relationship with the Company or (ii) hire any employee or former employee of the Company or knowingly solicit any business from any supplier or potential supplier, or customer or potential client or business associates of the Company.

         (c) OWNERSHIP OF CONFIDENTIAL INFORMATION. All Confidential Information, including without limitation trade secrets, conceived, created or acquired by the Consultant, alone or with others, during the term of or resulting from this Agreement or any prior Services provided by the Consultant to the Company that is within the scope of the Business is the exclusive property of Company. The phrase "within the scope of the Business" shall be broadly construed. The Consultant agrees to disclose promptly to the Company any and all such Confidential Information and to assist the Company in every way to secure the Company's rights in such Confidential Information including without limitation any copyrights, patents, trademarks, or other rights relating thereto.

         (d) RETURN OF PROPERTY. The Consultant acknowledges and agrees that all Company property, including Confidential Information, keys, credit cards, books, manuals, records, reports, notes, contracts, customer lists, and other information defined as confidential and proprietary in any other agreement between the parties, copies of any of the foregoing, and any equipment furnished to the Consultant by the Company, including, but not limited to computer software, belong to the Company and shall be promptly returned to the Company upon termination of this Agreement.

         (e) DEVELOPMENTS OF THE COMPANY. All ideas, inventions, trademarks, works of art, photographs, publishable materials, and other developments or improvements created, conceived or developed by the Consultant, alone or with others, during the term of this Agreement, whether or not during working hours, that are within the scope of the Company's Business, or that relate to any Company work or projects, shall be conclusively presumed to have been created for or on behalf of the Company ("Developments"). The Consultant shall disclose promptly to the Company any and all such Developments. Such Developments are the exclusive property of the Company without the payment of consideration therefor, and the Consultant hereby transfers, assigns and conveys all of the Consultant's rights, titles and interests in any such Developments to the Company and agrees to execute and deliver any documents that the Company deems necessary to effect such transfer on the demand of the Company. The Consultant agrees to assist the Company, at its expense, to obtain patents on any such patentable ideas, inventions, trademarks, and other developments, and agree to execute all documents necessary to obtain such patents in the name of the Company. This Agreement does not apply to any inventions which were made prior to the date of this Agreement and which are listed on Schedule B attached hereto (if any) or for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Consultant's own time unless: (1) the invention relates (a) to the Business of the Company or (b) to the Company's actual demonstratively anticipated research or development, or (2) the invention results from any work performed by the Supervising Consultant for the Company.

         (f) WORK MADE FOR HIRE. The Consultant recognizes and understands that the Consultant's duties at the Company may include the preparation of materials, including written or graphic materials and other Developments, and that any such materials conceived or written by Consultant shall be done as "work made for hire" as defined and used in the Federal Copyright Act, 17 U.S.C. Section 101. In the event of publication of such materials, the Consultant understands that since such work is "work made for hire," the Company shall solely retain and own all rights in such materials, including any right of copyright.

         (g) REMEDIES. If the Consultant breaches, or threatens to commit a breach of, this Section, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

              (i) the right and remedy to have this Section specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach of threatened breach will cause irreparable injury to the Company and that money damages alone will not provide an adequate remedy to the Company; and

              (ii) the right and remedy to require the Consultant to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Consultant as the result of any actions or transactions constituting a breach of this Section.

The Company may exercise its rights and remedies under this Section without the necessity of proving actual damages or posting bond. Moreover, if the Consultant breaches any of the provisions of this Section, the running of any restrictive period shall be suspended during the continuance of any actual breach or violation.

         (h) BLUE-PENCILING. If any court determines that this Agreement, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. If any provision of this Agreement is held by a court to be invalid, void, or unenforceable and the court does not elect to reduce such provision, this Agreement shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable without in any way affecting the remaining parts of this Agreement.

7. TERM AND TERMINATION. The initial term of this Agreement will be for six (6) months and will automatically renew for successive one (1) month terms unless prior thereto the Consultant has completed the Services hereunder or the Consultant provides notice to Company, or the Company provides notice to the Consultant, of an intention to terminate this Agreement no earlier than seven
(7) days after the date of such notice. Notwithstanding the foregoing, the Company may terminate this Agreement at any time based on the Consultant's failure to provide the Services to the reasonable satisfaction of the Company. The Company may also terminate this Agreement based on the Consultant's failure to comply with Paragraphs 2, 3, 5, 6, 9 and 17. Upon any termination (including wrongful termination) of this Agreement by the Company, the Company shall only be liable to the Consultant for Services actually provided and the Consultant shall not be entitled to any additional compensation or payments from the Company

         The Consultant specifically acknowledges and agrees that notwithstanding any other provision contained herein, Sections 2, 6, 9, 14, 16, and 17 shall survive the termination of this Agreement.

8. ENTIRE AGREEMENT; AMENDMENT; WAIVER; ASSIGNMENT. This Agreement constitutes the entire agreement between the parties respecting the subject matter contained herein, and supersedes all other prior agreements, contracts or arrangements and may not be modified or amended except in a writing signed by both parties. No waiver or discharge of any breach of this Agreement shall be effective unless it is in a writing signed by all parties hereto. Any waiver of any breach of any provision of this Agreement shall not be a waiver of any subsequent breach of the same or of any other provision of this Agreement. The Consultant may not assign or transfer this Agreement or any rights hereunder. The Company may assign or transfer this Agreement and the rights hereunder at any time upon providing written notice to the Consultant. This Agreement shall inure to the benefit of Company's successors and assigns.

9. INDEMNIFICATION. The Consultant shall indemnify the Company and the Company's respective officers, directors, independent contractors, representatives shareholders, affiliates and subsidiaries (collectively the "Company Affiliates") against, and agree to defend and hold harmless from, any and all liabilities, losses, costs, damages, penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and action, suit or proceeding) incurred or suffered by the Company or any Company Affiliate arising out of any breach or threatened breach of this Agreement by the Consultant.

10. WAIVER. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner effect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. HEADINGS. The headings preceding the text of Sections of this Agreement are for convenience of reference only and shall not be deemed part of this Agreement.

13. APPLICABLE LAW. This Agreement shall be governed by and construed enforced in accordance with the internal laws of the State of Illinois, without regard to its conflict of law rules.

14. VENUE; JURISDICTION.

         (a) The Consultant irrevocably agrees that all actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement shall be litigated only in courts having situs within the City of Chicago, State of Illinois. The Consultant hereby consents to the jurisdiction of any local, state, or federal court located within said City and State and hereby waives any objections based on improper venue or forum non conveniens to the conduct of any proceeding instituted hereunder.

         (b) The Consultant irrevocably waives any right to trial by jury in any action or proceeding (i) to enforce or defend any rights under or in connection with this Agreement or any amendment, instrument, document or other agreement delivered or which may in the future be delivered in connection herewith or therewith or (ii) arising from any dispute or controversy in connection with or related to this agreement or any such amendment, instrument, document or other agreement, and agree that any such action or proceeding shall be tried before a court and not before a jury.

15. CONSULTATION WITH AN ATTORNEY. This Agreement is a legal document. The Consultant is advised to consult with an attorney before signing this Agreement.

16. ATTORNEYS' FEES. In the event any legal proceeding is commenced for the purpose of interpreting, construing, enforcing or claiming under this Agreement, the Company shall be entitled to recover reasonable attorney fees in such proceeding, or on any appeal therefrom

17. ILLINOIS TRADE SECRETS ACT. Without in any way limiting the Consultant's other obligations, duties and responsibilities hereunder, the Consultant agrees to be subject to, bound by and comply with the Illinois Trade Secrets Act, as amended from time to time.

18. LOCATION OF WORK. The Consultant agrees that the Consultant shall perform the Services principally at the offices of the Company set forth in paragraph 19, or such other location as the Company may reasonably request from time to time, it being acknowledged by the Company, however, that certain aspects of the Services may be performed, with the Company's consent, at locations other than the Company's offices

19. NOTICES. All notices, demands, requests or communications which may be required to be given by one party to the other party shall be in wiring, shall be delivered either personally, by registered or certified mail, by messenger service, or by facsimile transmission, and shall be addressed as follows:

         If to Company:                  NeoPharm, Inc.
                                         100 Corporate North, Suite 215
                                         Bannockburn, IL 60015
                                         Fax No.: (847) 295-8854
                                         Attn: James M. Hussey, President

         If to Consulting Company:       Unicorn Pharma Consulting, Inc.
                                         103 High Country Drive
                                         Cary, NC 27513
                                         Fax No.: (919) 468-1427
                                         Attn: President

         If to Supervising Consultant:   Dr. Matthew P. Rogan
                                         c/o Unicorn Pharma Consultants, Inc.
                                         103 HighCountry Drive
                                         Cary, NC   27513
                                         Fax No.: (919) 468-1427

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NEOPHARM, INC.                           UNICORN PHARMA CONSULTANTS, INC.

By: /s/ James M. Hussey                  By: /s/ Matthew P. Rogan, M.D.
   ---------------------------------        -------------------------------
Name:                                    Name:
   ---------------------------------        -------------------------------
Title: President & CEO                   Title: President
   ---------------------------------        -------------------------------

                                         SUPERVISING CONSULTANT:

                                             /s/ Matthew P. Rogan, M.D.
                                         ---------------------------------
                                         Matthew P. Rogan, M.D.

                                   SCHEDULE A

                             DESCRIPTION OF SERVICES

         The Company wishes to enlist the Services of Unicorn Pharma Consulting, Inc. (the "Consulting Company") and, specifically, Matthew P. Rogan, M.D. (the "Supervising Consultant") to provide assistance to the Company's Chief Scientific Officer ("CSO") or, in the event of a vacancy in the office of CSO, to serve as interim CSO as needed, while a permanent CSO is being recruited. Responsibilities will include, but not be limited to: 1) providing guidance regarding clinical development of Company products, 2) recommending a medical infrastructure to support efficient and cost effective conduct of the clinical plan, 3) assisting in the identification and recruitment of professional staff to execute the clinical plan, 4) identifying and evaluating other vendors (contract research organizations, statisticians, case report form designers, project managers, etc.) as necessary to assist with study conduct, 5) overseeing the professional development of the medical staff, 6) liaising with the current or any future CSO, 7) cultivating relationships with key opinion leaders and investigators, and 8) performing additional tasks as requested by the President or Board of Directors of the Company (collectively the "Services").


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                                   SCHEDULE B

         INVENTIONS MADE PRIOR TO THIS AGREEMENT AND EXCLUDED FROM
PARAGRAPH 6(e):



                                      NONE